mCig, Inc. Acquires Vapolution, Inc., Entering Traditional Vaporizer Market

-- First Strategic Acquisition Marks Entry to New Market

-- Significant Corporate and Strategic Synergies

-- Non-Dilutive Transaction

BELLEVUE, Wash., Jan. 24, 2014 (GLOBE NEWSWIRE) -- mCig, Inc. (MCIG) is pleased to announce the acquisition of Vapolution, Inc. -- a leading herbal vaporizer company based in Northern California in a non-dilutive transaction that consolidates an industry leader with over $1.3 million (unaudited aggregate revenue since 2010) in sales. This acquisition transforms mCig, Inc. into a formidable competitor in two high growth categories: Personal Vaporizers (mCig 2.0, Vapolution PocketVape) and traditional home-use Vaporizers (Vapolution 2.0).

"We are delighted to announce the acquisition of one of the most well respected brands in the marijuana community: Vapolution - a company that was started by two passionate friends: Patrick Lucey and Chad Shaffer 14 years ago in their garage and became one of the leading vaporization companies, selling in over 11 countries and 200 shops around the world. This acquisition sets the stage for significant synergies. Vapolution will benefit from our platform and technological expertise as well as our relationships in China which have allowed us to bring to market two generations of personal vaporizers in less than 4 months. mCig, Inc. will benefit from having two great minds like Patrick and Chad on our team to assist with the continual improvement of the mCig and additional consumer products. Our aim is to become number one or two players in each category where we operate and we will work hard to achieve this objective for our shareholders," said Paul Rosenberg, CEO of mCig, Inc.

Significant Corporate and Strategic Synergies

Vapolution, Inc. will continue to operate as a standalone entity with its sales and income figures consolidated into mCig, Inc. following the acquisition date. Both companies see significant corporate and strategic synergies as a result of this transaction including but not limited to: Shared R&D, Open and Collaborative Relationship, Consolidation of Administrative Overhead, and Consolidation and Centralization of Order Fulfillment Facilities.

Non-Dilutive Transaction

As part of this transaction mCig, Inc. will issue 5,000,000 shares representing 1% of our fully diluted capital structure to shareholders of Vapolution, Inc. The first tranche of 2,500,000 shares will be issued upon closing with the second tranche to be issued on the one year anniversary of the closing. Paul Rosenberg, CEO of mCig, Inc. will cancel an equal amount (5,000,000 shares) of common shares owned by him resulting in a net non-dilutive transaction to existing mCig, Inc. shareholders.

Vapolution, Inc. Key Performance Indicators

Founded: 2000 in Chico, CA

Revenues: $1.3 million (unaudited) FY2010-2013

Average Unit Selling Price: $125 MSRP.

Products: Vapolution 2.0 Market Leading Vaporizer, Vapolution All-Glass "Pocket Vaporizer", Glass accessories.

Well known brand with over 20 distribution points, and sales in 11 countries. The only Vaporizer to be designed, engineered, and assembled in the USA.

Website: www.vapolution.com

"Making the decision to join mCig, Inc. was not an easy one. Chad and I spent over 14 years in this business and developed a company we are extremely proud of. What ultimately got us excited was Paul and Mark's vision and tenacity for approaching the industry. As our industry evolves from being fringe to completely legitimized, we realized that we needed to align ourselves with a solid team that would have access to capital, and ideas. We are very excited about the future of mCig and Vapolution. And delivering our loyal customers more iterations of our products," said Patrick Lucey.

"I am very excited about teaming up with mCig. Inc. Vapolution has been focused on producing top quality vaporizers at affordable prices for over 14 years. In 2011 we introduced the Vapolution 2.0, a lighter, more efficient version of the original vaporizer. Since then it has been gaining popularity through word of mouth and social media networking. Uniting ourselves with mCig makes sense for they also focus on producing a top quality product with an affordable price. mCig vaporizers will be the perfect complement to Vapolution. Paul and Mark's drive to stay on top of the ever changing market and keeping up with newly passed laws and bills will be a huge asset as well as their knowledge of marketing and the industry as a whole," said Chad Shaffer.

"I am very proud to be part of a company that now encompasses two leading products: the mCig 2.0 and the Vapolution 2.0. People within the marijuana community know that prior to the last few years when our industry has taken center stage in the mainstream, the only way for a brand to thrive was through word of mouth and solid reviews. I bought my first Vapolution vaporizer 8 years ago, and can say that it is the best home vaporizer in the world. This view is shared by thousands of people around the world who have grown accustomed to the great tasting vapor from a device with an all glass vapor path," said Mark Linkhorst.

Vapolution 3.0

The newly combined teams have already started collaboration on the design of the Vapolution 3.0 with a conceptual release date of Q3-Q4 2014.

mCig Highest Sales Day Recorded

mCig, Inc. would also like to report that on January 23, 2014 the company achieved its highest recorded sales day. More sales information will be disclosed in the upcoming quarterly release. The company is seeing strong viral adoption of the mCig as reviews of the 2.0 begin to disseminate throughout the internet.

mCig 2.0 Video Ad

The company recently released a video advertisement for the mCig 2.0 which can be found here: http://www.youtube.com/watch?v=SiKab5UooJw

About mCig, Inc.

mCig, Inc. (MCIG) is a technology company focused on two long-term secular trends sweeping the globe: (1) The decriminalization and legalization of marijuana for medicinal or recreational purposes (2) The adoption of electronic vaporizing cigarettes (commonly known as "eCigs") by the world's 1.2 Billion smokers. The company manufactures and retails the mCig -- a purpose built loose leaf eCig retailing at only $10. Designed in the USA -- the mCig provides a superior smoking experience by heating plant material, waxes, and oils delivering a smoother inhalation experience. The company also owns Vapolution, Inc. which manufactures and retails home-use vaporizers such as the Vapolution 2.0. See more at: http://www.mcig.org/

The company believes that a well regulated marijuana industry is emerging as more states follow the lead of Washington and Colorado in legalizing marijuana. A similar trend is developing within the eCig industry following the first acquisition of an electronic cigarette brand (Blucigs) by a traditional tobacco company Lorillard Inc. for $135 million. Wells Fargo analyst Bonnie Herzog estimates that eCig sales may rise from $1 Billion in 2013 to $10 billion over the next three years.

mCig, Inc. (MCIG) has positioned itself as a first mover at the intersection of these two trends and hopes to create shareholder value by making the mCig one of the leading choices for electronic consumption of plant material. - See more at: http://www.mcig.org/investors/investor-opportunity-subpage/

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company's ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company's products and technology; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, and future product commercialization; and the Company's business, research, product development, regulatory approval, marketing and distribution plans and strategies.